Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FULL YEAR 2015 SAME STORE NOI INCREASE OF 2.9%
Oak Brook, IL – February 16, 2016 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2015.
FINANCIAL RESULTS
For the quarter ended December 31, 2015, the Company reported:

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $62.6 million, or $0.26 per share, compared to $62.7 million, or $0.27 per share, for the same period in 2014;

▪	Funds from operations (FFO) attributable to common shareholders of $59.5 million, or $0.25 per share, compared to $61.2 million, or $0.26 per share, for the same period in 2014; and

▪	Net income attributable to common shareholders of $0.6 million, or $0.00 per share, compared to $23.5 million, or $0.10 per share, for the same period in 2014.
For the year ended December 31, 2015, the Company reported:

▪	Operating FFO attributable to common shareholders of $251.3 million, or $1.06 per share, compared to $257.2 million, or $1.09 per share, for 2014;

▪
FFO attributable to common shareholders of $227.9 million, or $0.96 per share, compared to $255.7 million, or $1.08 per share, for 2014, the decrease being primarily attributable to non-operating transactions; and

▪	Net income attributable to common shareholders of $115.6 million, or $0.49 per share, compared to $33.9 million, or $0.14 per share, for 2014.
OPERATING RESULTS
For the quarter ended December 31, 2015, the Company’s portfolio results were as follows:

▪	2.1% increase in same store net operating income (NOI) over the comparable period in 2014;

▪
Total portfolio percent leased, including leases signed but not commenced: 95.1% at December 31, 2015, down 50 basis points from 95.6% at December 31, 2014 and up 30 basis points from 94.8% at September 30, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.9% at December 31, 2015, down 50 basis points from 95.4% at December 31, 2014 and up 30 basis points from 94.6% at September 30, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $16.27 at December 31, 2015, up 5.6% from $15.41 ABR per occupied square foot at December 31, 2014;

▪	517,000 square feet of retail leasing transactions comprised of 109 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 27.0% on new leases and 6.3% on renewal leases for a blended spread of 9.9%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the year ended December 31, 2015, the Company’s portfolio results were as follows:

▪	2.9% increase in same store NOI over the comparable period in 2014;

▪	2,730,000 square feet of retail leasing transactions comprised of 521 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 23.2% on new leases and 6.5% on renewal leases for a blended spread of 8.7%.
“2015 was another year of outperformance as we exceeded our financial, operational and transactional goals, further showcasing our strong and reliable track record,” stated Steve Grimes, president and chief executive officer. “As we look back on 2015, we made tremendous progress on all elements of our strategic plan, including improving portfolio quality through our capital recycling initiatives, addressing longer term risks to our tenant base through our remerchandising efforts, driving embedded rent growth in a constrained supply environment and making enhancements to our robust operating platform. Looking forward to 2016, we expect continued progress on our efforts to become a dominant pure play multi-tenant retail company, while continuing to deliver solid same store NOI growth and long-term shareholder value.”
2015 INVESTMENT ACTIVITY
In 2015, the Company made substantial progress refining its portfolio with total transaction activity of $979.5 million, consisting of $463.1 million of acquisitions and $516.4 million of dispositions.
Acquisitions
In 2015, the Company completed $463.1 million of acquisitions, on an unencumbered basis, with a weighted average ABR per occupied square foot of $21.54 with annual contractual rent increases of approximately 130 basis points. These acquisitions included eight high quality, multi-tenant retail assets and three strategically adjacent assets located in the Washington, D.C./Baltimore corridor, and the Seattle, Austin, Dallas and Houston Metropolitan Statistical Areas (MSAs), expanding the Company’s multi-tenant retail footprint in these target markets by 1.2 million square feet. These properties possess strong demographic profiles, with weighted average household income of $128,000 and weighted average population of 103,000 within a three-mile radius.
During the quarter, the Company completed the previously announced acquisition of Towson Square through an off-market negotiation for a gross purchase price of $39.7 million. Towson Square is a 138,000 square foot entertainment-based center located in the Washington, D.C./Baltimore corridor. The property is anchored by a newly constructed Cinemark Theatre and includes a variety of national and regional restaurant concepts such as BJ’s Restaurant and Brewhouse, World of Beer, Bobby’s Burger Palace, Bonefish Grill and Nando’s Peri-Peri. Towson Square is a new development that opened in 2014 and is currently 96.6% occupied. The property is adjacent to the Company’s existing center, Towson Circle.
Additionally, the Company acquired an outparcel at one of its neighborhood centers, Royal Oaks Village II located in the Houston MSA, for a gross purchase price of $6.8 million. The building is leased to Trader Joe’s, which is expected to open in the second quarter of 2016.
Dispositions
In 2015, the Company completed $516.4 million of dispositions, which included the sale of 16 non-target multi-tenant retail assets, five of its six remaining office assets, three single-user retail assets and two non-target development assets. The retail assets have weighted average ABR per occupied square foot of $12.38, weighted average household income of $64,000 and weighted average population of 74,000 within a three-mile radius.

During the quarter, the Company completed $111.1 million of dispositions, including the sales of two non-target development assets for $50.8 million, two non-target multi-tenant retail assets for $49.6 million and two single-user retail assets for $10.7 million.

Subsequent to year end, the Company closed on the disposition of The Gateway through a lender-directed sale in full satisfaction of its mortgage obligation of approximately $94.4 million. The mortgage had an interest rate of 6.57%. Immediately prior to the disposition, the lender reduced the Company’s loan obligation to $75.0 million which was assumed by the buyer in connection with the disposition, resulting in an anticipated gain on extinguishment of debt of approximately $13.7 million and an anticipated gain on sale of approximately $3.9 million. In addition, the Company sold a non-target multi-tenant retail asset for $17.5 million.
2016 ACQUISITION ACTIVITY
In 2016, the Company has completed or is under contract to purchase $203.0 million of acquisitions. These assets are located in the greater Washington, D.C./Baltimore area and the New York and Chicago MSAs.
Greater Washington, D.C./Baltimore Area
As previously announced, subsequent to year end, the Company acquired a two-property portfolio consisting of Merrifield Town Center II and Shoppes at Hagerstown, both located in the greater Washington, D.C./Baltimore area. These assets were acquired through an off-market negotiation, on an unencumbered basis, for a combined gross purchase price of $72.7 million.
New York MSA
The Company entered into a purchase agreement to acquire a 92,000 square foot lifestyle center located in the New York MSA for a gross purchase price of $63.1 million. The Company expects to assume approximately $16.1 million of in-place mortgage financing at an interest rate of 3.75%. The property generates inline sales productivity of over $535 per square foot and features a strong demographic profile, with average household income of $125,000 and population of 158,000 within a five-mile radius. The property is 93.1% occupied and leased to an impressive mix of national retail tenants, including Talbots, Chico’s, Banana Republic, bluemercury, Francesca’s Collections, Jos A. Banks, Five Guys Burger and Fries and Panera Bread. This transaction is expected to close during the first quarter of 2016, subject to satisfaction of customary closing conditions.
Chicago MSA
The Company entered into a purchase agreement to acquire a 183,000 square foot mixed-use center located in the Chicago MSA, on an unencumbered basis, for a gross purchase price of $67.2 million. The property is comprised of 119,000 square feet of retail space and 64,000 square feet of office space. The property sits in the heart of the retail corridor within a well-populated and affluent area, with average household income of $112,000 and population of 259,000 within a five-mile radius. The property generates inline sales productivity of approximately $475 per square foot and is 88.0% leased to a mix of national and regional retailers, in addition to medical use and service-oriented office tenants. This transaction is expected to close during the first quarter of 2016, subject to satisfaction of customary closing conditions.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2015, the Company had approximately $2.2 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.8x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.2x, as compared to 5.8x and 6.1x, respectively, as of December 31, 2014. Consolidated indebtedness had a weighted average contractual interest rate of 4.61% and a weighted average maturity of 4.5 years.

During 2015, the Company executed on numerous, significant capital markets initiatives, including the following:

▪	In March, completed a public offering of $250.0 million in aggregate principal amount of its 4.00% senior unsecured notes due 2025;

▪
In December, obtained commitments on a $1.2 billion amended and restated credit facility, which increased total capacity by $200.0 million, extended the term by a weighted average of 2.2 years and lowered the interest rate by a weighted average of 13 basis points. The Company closed on this transaction on January 6, 2016;

▪
In December, established a new “at-the-market” equity offering program through which the Company may issue and sell shares of its Class A common stock having an aggregate offering price of up to $250.0 million;

▪	In December, established a common stock repurchase program under which the Company may repurchase shares of its Class A common stock up to a maximum of $250.0 million;

▪
Throughout 2015, repaid $425.4 million of mortgage and construction debt, excluding amortization, with a weighted average interest rate of 5.54%, of which $91.4 million was repaid during the fourth quarter with a weighted average interest rate of 4.48%; and

▪
Throughout 2015, defeased $70.1 million of mortgage debt with an interest rate of 7.50% in connection with its 2015 disposition activity, of which $4.8 million was defeased during the fourth quarter. Defeasance costs totaled $17.7 million in 2015.

2016 EARNINGS GUIDANCE
The Company expects to generate Operating FFO per share of $1.01 to $1.05 in 2016, as detailed below:

▪	Generate same store NOI growth of 2.5% to 3.5%;

▪	Acquire approximately $375 to $475 million of strategic acquisitions in the Company’s target markets;

▪	Dispose of approximately $525 to $625 million of assets;

▪	Incur approximately $45 to $47 million of general and administrative expenses; and

▪	Issue $250 million of unsecured debt capital during the first half of 2016, which is dependent on market conditions.
The following table reconciles the Company’s reported 2015 Operating FFO to the Company’s 2016 Operating FFO guidance range.

	Low	High
2015 Operating FFO per common share outstanding	$1.06	$1.06

Same store NOI growth	0.03	0.05
Interest expense(1)	0.06	0.07
Impact of 2015 net investment activity	(0.05)	(0.05)
Impact of 2016 net investment activity	(0.05)	(0.04)
Redevelopment assets and Zurich Towers(2)	(0.02)	(0.02)
Lease termination fee income(3)	(0.01)	(0.01)
Non-cash items(4)	(0.01)	(0.01)
2016 estimated Operating FFO per common share outstanding	$1.01	$1.05

(1)	The low end of the range assumes a $250.0 million issuance of unsecured debt capital during the first half of 2016

(2)	Represents the Company’s three anticipated redevelopment assets: Boulevard at the Capital Centre, Towson Circle and Reisterstown, as well as its one remaining office asset, Zurich Towers

(3)	The Company has not forecasted speculative lease termination fee income for 2016

(4)	Represents straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense

DIVIDEND
On February 11, 2016, the Company’s Board of Directors declared the first quarter 2016 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning January 1, 2016, which will be paid on March 31, 2016 to preferred shareholders of record on March 21, 2016.
On February 11, 2016, the Company’s Board of Directors also declared the first quarter 2016 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on April 8, 2016 to Class A common shareholders of record on March 28, 2016.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 17, 2016 at 11:00 AM EST, to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EST) on February 17, 2016 until midnight (EST) on March 2, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13626263.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of December 31, 2015, the Company owned 198 retail operating properties representing 28.9 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continues” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, potentially resulting in impairment charges, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions, dispositions and redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to effectively manage growth, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, the Company's ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the reporting entity holds an interest. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, executive and realignment separation charges and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports NOI and same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI for the year ended December 31, 2015 represents NOI from the Company’s same store portfolio consisting of 180 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties for the year ended December 31, 2015 represents NOI primarily from properties acquired during 2014 and 2015, the Company’s development property, two properties where the Company has begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest during the first quarter of 2014. In addition, the financial results reported in Other Investment Properties for the year ended December 31, 2015 include the net income from the Company's wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in Other Investment Properties for the year ended December 31, 2014 include the historical intercompany expense elimination related to the Company's former insurance captive unconsolidated joint venture investment, in which the Company terminated its participation effective December 1, 2014. For the year ended December 31, 2014, the historical captive insurance expense related to the Company’s portfolio was recorded in equity in loss of unconsolidated joint ventures, net. For the three months ended December 31, 2015, the Company's same store portfolio consists of

187 operating properties inclusive of the same store portfolio for the year ended December 31, 2015 and seven additional operating properties acquired during the nine months ended September 30, 2014. The financial results reported in Other Investment Properties for the three months ended December 31, 2015 are inclusive of the topics described above for the year ended December 31, 2015 excluding the seven investment properties acquired during the nine months ended September 30, 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from Operating income or Net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as alternative measures of the Company’s financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total borrowed debt net of cash and cash equivalents, which could be used to repay borrowed debt, compared to the Company’s performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total borrowed debt and preferred stock, net of cash and cash equivalents, which could be used to repay borrowed debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2015	December 31, 2014
Assets
Investment properties:
Land	$1,254,131	$1,195,369
Building and other improvements	4,428,554	4,442,446
Developments in progress	5,157	42,561
	5,687,842	5,680,376
Less accumulated depreciation	(1,433,195)	(1,365,471)
Net investment properties	4,254,647	4,314,905

Cash and cash equivalents	51,424	112,292
Accounts and notes receivable (net of allowances of $7,910 and $7,497, respectively)	82,804	86,013
Acquired lease intangible assets, net	138,766	125,490
Assets associated with investment properties held for sale	—	33,499
Other assets, net	93,610	115,790
Total assets	$4,621,251	$4,787,989

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,865 and $3,972, respectively, unamortized discount of $(1) and $(470), respectively, and unamortized capitalized loan fees of $(7,233) and $(10,736), respectively)	$1,123,136	$1,623,729
Unsecured notes payable, net (includes unamortized discount of $(1,090) and $0, respectively, and unamortized capitalized loan fees of $(3,334) and $(1,459), respectively)	495,576	248,541
Unsecured term loan, net (includes unamortized capitalized loan fees of $(2,474) and $(3,535), respectively)	447,526	446,465
Unsecured revolving line of credit	100,000	—
Accounts payable and accrued expenses	69,800	61,129
Distributions payable	39,297	39,187
Acquired lease intangible liabilities, net	114,834	100,641
Liabilities associated with investment properties held for sale, net (includes unamortized capitalized loan fees of $0 and $(141), respectively)	—	8,062
Other liabilities	75,745	70,860
Total liabilities	2,465,914	2,598,614

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of December 31, 2015 and 2014; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,267 and 236,602 shares issued and outstanding as of December 31, 2015 and 2014, respectively	237	237
Additional paid-in capital	4,931,395	4,922,864
Accumulated distributions in excess of earnings	(2,776,215)	(2,734,688)
Accumulated other comprehensive loss	(85)	(537)
Total shareholders' equity	2,155,337	2,187,881
Noncontrolling interest	—	1,494
Total equity	2,155,337	2,189,375
Total liabilities and equity	$4,621,251	$4,787,989

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Rental income	$116,819	$119,592	$472,344	$474,684
Tenant recovery income	29,919	29,633	119,536	115,719
Other property income	2,182	4,306	12,080	10,211
Total revenues	148,920	153,531	603,960	600,614

Expenses:
Property operating expenses	23,191	24,492	94,780	96,798
Real estate taxes	20,853	20,718	82,810	78,773
Depreciation and amortization	51,361	52,385	214,706	215,966
Provision for impairment of investment properties	15,824	11,825	19,937	72,203
General and administrative expenses	14,708	11,435	50,657	34,229
Total expenses	125,937	120,855	462,890	497,969

Operating income	22,983	32,676	141,070	102,645

Gain on extinguishment of other liabilities	—	—	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(645)	—	(2,088)
Gain on change in control of investment properties	—	—	—	24,158
Interest expense	(28,328)	(32,743)	(138,938)	(133,835)
Other income, net	302	76	1,700	5,459
(Loss) income from continuing operations	(5,043)	(636)	3,832	597

Discontinued operations:
Loss, net	—	—	—	(148)
Gain on sales of investment properties	—	—	—	655
Income from discontinued operations	—	—	—	507
Gain on sales of investment properties	8,578	26,501	121,792	42,196
Net income	3,535	25,865	125,624	43,300
Net income attributable to noncontrolling interest	(528)	—	(528)	—
Net income attributable to the Company	3,007	25,865	125,096	43,300
Preferred stock dividends	(2,363)	(2,363)	(9,450)	(9,450)
Net income attributable to common shareholders	$644	$23,502	$115,646	$33,850

Earnings per common share — basic and diluted
Continuing operations	$—	$0.10	$0.49	$0.14
Discontinued operations	—	—	—	—
Net income per common share attributable to common shareholders	$—	$0.10	$0.49	$0.14

Weighted average number of common shares outstanding — basic	236,477	236,204	236,380	236,184

Weighted average number of common shares outstanding — diluted	236,479	236,207	236,382	236,187

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders (a)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net income attributable to common shareholders	$644	$23,502	$115,646	$33,850
Depreciation and amortization	51,082	52,385	213,602	216,676
Provision for impairment of investment properties	15,824	11,825	19,937	72,203
Gain on sales of investment properties, net of noncontrolling interest	(8,050)	(26,501)	(121,264)	(67,009)
FFO attributable to common shareholders	$59,500	$61,211	$227,921	$255,720

FFO attributable to common shareholders per common share outstanding	$0.25	$0.26	$0.96	$1.08

FFO attributable to common shareholders	$59,500	$61,211	$227,921	$255,720
Impact on earnings from the early extinguishment of debt, net	1,229	1,494	18,864	10,479
Provision for hedge ineffectiveness	—	25	(25)	12
Reversal of excise tax accrual	—	—	—	(4,594)
Gain on extinguishment of other liabilities	—	—	—	(4,258)
Executive and realignment separation charges (b)	1,193	—	4,730	—
Other (c)	685	—	(224)	(199)
Operating FFO attributable to common shareholders	$62,607	$62,730	$251,266	$257,160

Operating FFO attributable to common shareholders per common share outstanding	$0.26	$0.27	$1.06	$1.09

(a)
Results for the year ended December 31, 2014 include amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures. All of our unconsolidated joint venture arrangements were dissolved prior to December 31, 2014.

(b)	Included in "General and administrative expenses" in the consolidated statements of operations.

(c)	Consists of the impact on earnings from net settlements and easement proceeds, which are included in "Other income, net" in the consolidated statements of operations.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating revenues
Same store investment properties (187 and 180 properties, respectively):
Rental income	$102,545	$101,529	$385,502	$378,201
Tenant recovery income	26,551	26,174	95,574	94,054
Other property income	1,038	985	4,051	3,475
Other investment properties:
Rental income	11,009	16,574	80,570	90,333
Tenant recovery income	3,368	3,459	23,962	21,665
Other property income	1,099	933	4,272	4,069
Operating expenses
Same store investment properties (187 and 180 properties, respectively):
Property operating expenses	(19,022)	(19,923)	(71,804)	(74,763)
Real estate taxes	(18,831)	(18,340)	(66,823)	(64,333)
Other investment properties:
Property operating expenses	(3,384)	(3,754)	(19,814)	(18,706)
Real estate taxes	(2,022)	(2,378)	(15,987)	(14,440)

NOI from continuing operations
Same store investment properties	92,281	90,425	346,500	336,634
Other investment properties	10,070	14,834	73,003	82,921
Total NOI from continuing operations	102,351	105,259	419,503	419,555

Other income (expense)
Straight-line rental income, net	1,201	802	3,498	4,781
Amortization of acquired above and below market lease intangibles, net	2,275	861	3,621	2,076
Amortization of lease inducements	(211)	(174)	(847)	(707)
Lease termination fees	45	2,388	3,757	2,667
Straight-line ground rent expense	(925)	(955)	(3,722)	(3,889)
Amortization of acquired ground lease intangibles	140	140	560	560
Depreciation and amortization	(51,361)	(52,385)	(214,706)	(215,966)
Provision for impairment of investment properties	(15,824)	(11,825)	(19,937)	(72,203)
General and administrative expenses	(14,708)	(11,435)	(50,657)	(34,229)
Gain on extinguishment of other liabilities	—	—	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(645)	—	(2,088)
Gain on change in control of investment properties	—	—	—	24,158
Interest expense	(28,328)	(32,743)	(138,938)	(133,835)
Other income, net	302	76	1,700	5,459
Total other expense	(107,394)	(105,895)	(415,671)	(418,958)

(Loss) income from continuing operations	(5,043)	(636)	3,832	597

Discontinued operations:
Loss, net	—	—	—	(148)
Gain on sales of investment properties	—	—	—	655
Income from discontinued operations	—	—	—	507
Gain on sales of investment properties	8,578	26,501	121,792	42,196
Net income	3,535	25,865	125,624	43,300
Net income attributable to noncontrolling interest	(528)	—	(528)	—
Net income attributable to the Company	3,007	25,865	125,096	43,300
Preferred stock dividends	(2,363)	(2,363)	(9,450)	(9,450)
Net income attributable to common shareholders	$644	$23,502	$115,646	$33,850

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except ratios and per share amounts)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended December 31,
	2015	2014

Net income attributable to common shareholders	$644	$23,502
Preferred stock dividends	2,363	2,363
Interest expense	28,328	32,743
Depreciation and amortization	51,361	52,385
Gain on sales of investment properties, net of noncontrolling interest	(8,050)	(26,501)
Provision for impairment of investment properties	15,824	11,825
Realignment separation charges (a)	1,193	—
Adjusted EBITDA	$91,663	$96,317
Annualized	$366,652	$385,268

Reconciliation of Borrowed Debt to Total Net Debt and Net Debt and Preferred Stock

	December 31, 2015	December 31, 2014

Total borrowed debt	$2,178,505	$2,339,038
Less: consolidated cash and cash equivalents	(51,424)	(112,292)
Total net debt (b)	$2,127,081	$2,226,746
Preferred stock	135,000	135,000
Net debt and preferred stock	$2,262,081	$2,361,746
Net Debt to Adjusted EBITDA (c)	5.8x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (c)	6.2x	6.1x

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2016
	Low	High

Net income attributable to common shareholders	$0.85	$0.89
Depreciation and amortization	0.85	0.85
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.70)	(0.70)
FFO attributable to common shareholders	$1.00	$1.04

Impact on earnings from the early extinguishment of debt, net	0.01	0.01
Other	—	—
Operating FFO attributable to common shareholders	$1.01	$1.05

(a)	Included in "General and administrative expenses" in the consolidated statements of operations.

(b)
Total net debt as of December 31, 2014 has been recast to exclude unamortized mortgage premium and discount. The current presentation does not change the Net Debt to Adjusted EBITDA and Net Debt and Preferred Stock to Adjusted EBITDA ratios previously presented.

(c)	For purposes of these ratio calculations, annualized three months ended figures were used.